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Exhibit 4.1

[STOCK CERTIFICATE]

Incorporated Under the Laws of the State of Minnesota

NUMBER	[GRAPHIC]	SHARES

2ND SWING, INC.

50,000,000 Authorized Shares - $0.01 Par Value
COMMON STOCK

This Certifies that	is the owner and

registered holder of	Shares of

the common stock of 2nd Swing, Inc.

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation
this	day of	, 20

[SEAL]	/s/ P. SIMON KALLAL Secretary P. Simon Kallal	/s/ STANLEY A. BODINE Chief Executive Officer Stanley A. Bodine

For Value Received                          hereby sell, assign and transfer unto

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated                                             , 20

IN PRESENCE OF

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF CAPITAL STOCK. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

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  Exhibit 4.1